UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2015, Resource Real Estate Opportunity REIT, Inc. (the “Registrant,” “we,” “our” and “us”), through its operating partnership, entered into an agreement to purchase a multifamily community located in southern California (the “Property”). The seller under the purchase agreement is LMI Riverbend, LLC, a Delaware limited liability company, which is unaffiliated with us or our affiliates. The Property is a multifamily community with 400 units and amenities, including but not limited to, a clubhouse and business center, a fitness center and swimming pools. The contract purchase price for the Property is $118.0 million, excluding closing costs.

We are required to make an earnest money deposit of $2.0 million under the purchase agreement. We will be obligated to purchase the Property only after satisfaction of agreed upon closing conditions set forth in the purchase agreement. We intend to fund the purchase of the Property with a combination of cash on hand and proceeds from borrowings. There can be no assurance that we will complete the acquisition of the Property. In some limited circumstances, if we fail to complete the acquisition, we may forfeit up to $2.0 million of earnest money.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: May 1, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)